Exhibit 99.1

Golden Path Acquisition Corporation Announces Closing of Business Combination; MicroCloud Hologram Inc. to trade on Nasdaq under the Symbol “HOLO”.

New York, NY, September 16, 2022 — Golden Path Acquisition Corporation (the “Company” or “Golden Path”) (NASDAQ: GPCO) today announced the closing of the previously announced business combination (the “Business Combination”) with MC Hologram Inc. (the “MC”) pursuant to which the Golden Path Merger Sub (“Golden Path Merger Sub”), a Cayman Islands exempted company incorporated for the purpose of effectuating the Business Combination merged with and into MC, with MC surviving the merger to become a wholly owned subsidiary of Golden Path. The Company is a publicly traded special purpose acquisition company or SPAC.

As part of the transaction, the Company changed its name to “MicroCloud Hologram Inc.” As a result, the Company expects that its ordinary shares and warrants will begin trading on The Nasdaq Capital Market under the ticker symbols “HOLO” and “HOLOW,” respectively, starting on or about September 19, 2022, and that its units and rights will cease trading as of the close of business combination on September 16, 2022.

MC focuses on the research and development and application of holographic technology. It is committed to providing leading holographic technology services to its customers worldwide. MC also provides holographic digital twin technology services and has built a holographic digital twin technology resource library.

In connection with the Business Combination, (i) the Company’s units, each of which is comprised of one Ordinary Share, one warrant to purchase one-half of one Ordinary Share and one right, have been separated into their component securities, and (ii) the 5,750,000 public rights (including those included in units) have been converted into 575,000 Ordinary Shares. In addition, 270,500 rights held by Greenland Asset Management Corporation have been converted into 27,050 Ordinary Shares.

Wei Peng, the new Chairman of the Company, said, “We are entering an exciting phase for our company where the resources of the public capital markets will be available to enhance our R&D efforts and business growth in developing holographic technology. We believe that this will enable us to execute more rapidly and efficiently in delivering and scaling new designs and products to our customers worldwide.”

Shaosen Cheng, the former Chairman and Chief Executive Officer of the Company, remarked, “We are excited about joining forces with MC Hologram, and we believe that the combination of Golden Path’s managerial skills and capital markets experience with MC’s experienced management team and their excellent R&D capabilities in the holographic technology will be a powerful combination. We believe this successful transaction will deliver to our shareholders the key benefits of a SPAC structure: capital preservation and an opportunity for growth.”

Advisors

Becker & Poliakoff, LLP served as legal advisor to Golden Path. DLA Piper UK LLP served as legal advisor to MC.

About Golden Path Acquisition Corporation

The Company is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

About MC Hologram Inc.

MC Hologram Inc. (the “MC”), a Cayman Islands exempted company, focuses on the research and development and application of holographic technology. MC has been committed to providing leading holographic technology services to its customers worldwide. MC also provides holographic digital twin technology services for customers and has built a holographic digital twin technology resource library.

Forward-Looking Statements

This press release contains statements that may constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Golden Path, including those set forth in the Risk Factors section of Golden Path’s Annual Report on Form 10-K and Definitive Proxy Statement on Schedule 14A filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Golden Path’s expectations with respect to future performance and anticipated financial impacts of the business transaction.

Golden Path undertakes no obligation to update these statements for revisions or changes after the date of this release, except as may be required by law.

Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Certain of these factors are outside the parties’ control and may be difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include: business conditions; natural disasters; changing interpretations of U.S. Generally Accepted Accounting Principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; changes in legislation or regulatory environments, requirements or changes adversely affecting the businesses of Golden Path and MC Hologram, including but not limited the reaction of MC Hologram customers to the Business Combination; difficulties in maintaining and managing continued growth; restrictions on the ability to make dividend payments;, general economic conditions; geopolitical events and regulatory changes; and the failure to maintain the listing of Golden Path’s securities on the Nasdaq Stock Market.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors are contained in Golden Path’s filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements in this press release, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to publicly update or revise any forward-looking statements in this press release to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as may be required by law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance of the Company following the closing of the Business Combination or otherwise.

Contact

Shaosen Cheng
Chief Executive Officer

ceo@goldenpath.cn